Exhibit 99.2

1 Investor Presentation June 2025

CONFIDENTIAL AND PROPRIETARY Disclaimers Disclaimers and Other Important Information This presentation (this “Presentation”) is being furnished solely to (i) recipients that are “qualified institutional buyers” as defined in Rule 144 A of the U . S . Securities Act of 1933 , as amended (the “Securities Act”), or institutional “accredited investors” (as defined in Rule 506 of Regulation D) and (ii) recipients in Israel who qualify as an investor listed in the first addendum of the Israeli Securities Law, 1968 (the “'Securities Law ” ) (any such recipient in (i) and (ii), together with its subsidiaries and affiliates, the “Recipient”) by Launch One Acquisition Corp . , a Cayman Islands exempted company (“Launch”), and Minovia Therapeutics Ltd . , an Israeli company limited by shares (“Minovia,” and together with Launch, the “Parties”) solely for informational purposes of considering the opportunity to participate in the proposed private placement of securities of Minovia and/or Launch (the “Offerings”) in connection with a potential business combination between the Parties and related transactions (the “Business Combination” and together with the Offerings, the “Transactions”) . By reading this Presentation, the Recipient will be deemed to have agreed to the obligations and restrictions set out below . This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction, in connection with the Transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute any form of advice or a recommendation regarding any securities . Interested parties are advised to consult their own professional advisors in connection with making any investment decision . Any offer to sell securities pursuant to the Offerings will be made only pursuant to a definitive subscription agreement and related documentation and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering . Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom . The Parties reserve the right to withdraw or amend, for any reason, any offering and to reject any subscription agreement for any reason, or for no reason . The communication of this Presentation is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . The Recipient acknowledges that it (a) is aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, (b) is familiar with the U . S . Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and (c) will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . The securities to be issued in the Offerings have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act . No representations or warranties, express or implied, are given in, or in respect of, this Presentation . This Presentation is subject to updating, completion, revision, verification and further amendment . None of the Parties or their respective affiliates has authorized anyone to provide interested parties with additional or different information . No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise .

CONFIDENTIAL AND PROPRIETARY Disclaimers Neither Launch nor Minovia nor any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the Recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation as to the past or future performance . To the fullest extent permitted by law, none of the Parties nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation or its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions . The information contained in this Presentation is provided as of the date hereof and may change, and none of the Parties nor any of their Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete . The general explanations included in this Presentation cannot address, nor is intended to address, any Recipient’s specific investment objectives, financial situations, or financial needs . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with any Party or their respective Representatives, as investment, legal or tax advice . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Parties and each of the Transactions . Recipients of this Presentation should read the definitive documents for the Offerings or the Business Combination and make their own evaluation of the Parties and the Offerings or the Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Recipients are urged to request any additional information necessary or desirable in making an informed investment decision . Recipients (and their Representatives, if any) are invited, prior to the entry into any definitive documentation with respect to the Offerings or the consummation of the Business Combination, to ask questions of, and receive answers from, the Parties concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein . Confidentiality This information is being distributed to Recipients on a confidential basis . By receiving this information, Recipients and their affiliates and Representatives agree to maintain the confidentiality of the information contained herein . Without the express prior written consent of each of the Parties, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than the evaluation of the Parties and the Transactions, or (iv) provided to any person except a Recipient’s employees and advisors with a need to know who are advised of the confidentiality of the information . This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof .

CONFIDENTIAL AND PROPRIETARY Disclaimers Forward - Looking Statements This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward - looking statements within the meaning of Section 27 A of the Securities Act, and Section 21 E of the Exchange Act with respect to the Parties and the Transactions, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Launch, Minovia, the Transactions and statements regarding the anticipated benefits and timing of the completion of the Transactions ; Minovia’s goals and growth strategies ; Minovia’s future business development, results of operations and financial condition ; Minovia’s ability to compete successfully with its competitors ; government policies and regulations relating to Minovia’s operations ; general economic and business condition ; Minovia’s ability to attract and retain qualified senior management personnel and employees ; Minovia’s listing on an applicable stock exchange ; expected operating costs of Minovia and its subsidiaries ; the satisfaction of closing conditions to the Transactions and the level of redemptions of Launch’s public shareholders ; and Minovia’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts . These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward - looking statements contain these words . Forward - looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties . Many factors could cause actual future events to differ materially from the forward - looking statements in this Presentation, including, but not limited to : the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Launch’s securities ; the risk that the Business Combination may not be completed by Launch’s business combination deadline ; the failure by the Parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Launch’s shareholders or the Offerings ; failure to realize the anticipated benefits of the Transactions ; the level of redemptions of Launch’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of, the securities of Launch ; the failure to obtain or maintain the listing of securities on any stock exchange after closing of the Business Combination ; costs related to the Transactions and as a result of Minovia’s becoming a public company ; changes in business, market, financial, political and regulatory conditions ; risks relating to Minovia’s anticipated operations and business ; risks related to increased competition in the industries in which Minovia operates ; risks that after consummation of the Business Combination, Minovia experiences difficulties managing its growth and expanding operations ; the outcome of any potential legal proceedings that may be instituted against Launch, Minovia or others following announcement of the Business Combination ; and those risk factors discussed in documents of Launch or Minovia filed, or to be filed, with the Securities and Exchange Commission (the “SEC”) . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of Launch dated as of July 11 , 2024 and filed by Launch with the SEC on July 12 , 2024 , Launch’s Quarterly Reports on Form 10 - Q, Launch’s Annual Report on Form 10 - K and the registration statement on Form S - 4 or F - 4 including the proxy statement/prospectus that will be filed by Launch and Minovia, and other documents filed by Launch and Minovia from time to time with the SEC . These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . There may be additional risks that neither Launch nor Minovia presently know or that Launch and Minovia currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . Although Minovia and Launch believe the expectations reflected in any of the forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the forward - looking statements . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and none of the Parties or any of their Representatives assumes any obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . Future financial conditions and results of operations, as well as any forward - looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions . None of the Parties or any of its Representatives gives any assurance that either Launch or Minovia will achieve its expectations . The inclusion of any statement in this Presentation does not constitute an admission by Launch, Minovia or any other person that the events or circumstances described in such statement are material .

CONFIDENTIAL AND PROPRIETARY Disclaimers Industry and Market Data This Presentation has been prepared by the Parties and their Representatives and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . This information involves a number of assumptions, estimates and limitations . The industry in which Minovia operates is subject to a high degree of uncertainty and risk due to a variety of factors . Although the Parties believe these third - party sources are reliable as of their respective dates, none of the Parties or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data’s accuracy or completeness . Some data are also based on the Parties’ good faith estimates, which are derived from both internal sources and the third - party sources . None of the Parties or their Representatives make any representation or warranty with respect to the accuracy of such information . The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by Launch or Minovia, or any other report or document to be filed with the SEC by Minovia following completion of the Business Combination . Trademarks and Intellectual Property All trademarks, service marks, and trade names of either Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein . Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship, endorsement, or sponsorship with any Party . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names . Additional Information and Where to Find It In connection with the Business Combination, Launch and Minovia intend to file relevant materials with the SEC, including a registration statement on Form S - 4 or F - 4 , which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus . A proxy statement/prospectus will be sent to all Launch shareholders . Launch will also file other documents regarding the Transactions with the SEC . Before making any voting or investment decision, investors, shareholders and other interested persons of Launch are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Transactions carefully and in their entirety as they become available because they will contain important information about the Transactions . Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Launch and Minovia through the website maintained by the SEC at www . sec . gov . Participants in Solicitation Launch, Minovia and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Launch’s shareholders in connection with the Business Combination . A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of Launch’s securities are, or will be, contained in Launch’s filings with the SEC . Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Launch’s shareholders in connection with the Business Combination, including and the names and interests of Minovia’s directors and executive officers, will be set forth in the proxy statement/prospectus included in the Form S - 4 or F - 4 for the Business Combination, which is expected to be filed by Launch and Minovia with the SEC . You may obtain free copies of these documents as described in the preceding paragraph . Minovia and its counsel to review and update risk factors.

CONFIDENTIAL AND PROPRIETARY x cGMP in - house facility fully operational in Israel x Cost - effective and scalable supply chain x Readiness for T.T to US manufacturing site H2 2025 x Safety demonstrated in 23 patients treated with MAT (more than 8 years follow up) x Multi - systemic improvement and change in disease progression in patients with primary mitochondrial diseases x Pre - clinical aging models demonstrate regenerative capabilities and extended lifespan NOVEL CLINICAL STAGE THERAPEUTIC PLATFORM cGMP MANUFACTURING ESTABLISHED RAPIDLY ADVANCING CLINICAL PIPELINE x Phase 2 in Pearson Syndrome and Phase 1b in Myelodysplastic Syndrome (IND) x Clear Path to Fast - Track Approval for Pearson Syndrome established with FDA x Novel Biomarkers and Clinical Endpoints Developed Minovia at a Glance Novel therapeutic platform with classical biotech path and rapid path for revenue generation in longevity The scientific excellence and clinical readiness will now be targeted to partnerships with longevity and regenerative medicine clinics MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov

CONFIDENTIAL AND PROPRIETARY Expert Leadership Team Ilan Ganot CEO Alesta Therapeutics Former Founder and CEO at Solid Bioscience Ephraim Aharonson, Ph.D. Co - founder, investor Ex - Deputy Head, Israel Institute for Biological Research John Cox, MBA Executive Chairman CEO Dyne Therapeutics (DYN) Shmuel Cabilly, Ph.D. Biotech entrepreneur and Investor; the inventor of “ The Cabilly Patent ” Natalie Yivgi - Ohana, Ph.D. Co - founder, CEO and Director Tim Harris, Ph.D. Chairman of the SAB Jose - Carlos Gutierrez - Ramos Science and business leader; SVP, CSO, Danaher molecular biologist, biochemist and geneticist Catherine Bollard, MD Director, Center for Cancer and Immunology Research, CNRI Strong board of world experts in the science and business of biotech committed to shape the field of mitochondrial therapies Board of Directors Leadership Scientific Advisory Board Noa Sher Ph.D. CSO Molecular Biologist; Cell and mitochondrial therapy expert Nadav Eshkol VP Operations A cell therapy dev and mfg expert with more than 12 years industry experience Natalie Yivgi - Ohana, Ph.D. Co - founder, CEO and Director Mitochondrial scientific expert; Led the company since incorporation in 2012 Martin Picard, Ph.D. Expert in mitochondrial biology of aging. Associate Professor of Behavioral Medicine in Columbia University Aging Center.

CONFIDENTIAL AND PROPRIETARY Mitochondrial Diseases Aging Diseases Mitochondrial Dysfunction and the Interrelationship Between Aging and Disease By restoring mitochondrial function, Minovia aims to unlock a new frontier in treating age - related diseases and redefining longevity medicine Mitochondrial Dysfunction is a Hallmark of Aging Reduced ATP production, increased oxidative stress, and accumulation of damaged mitochondria contribute to cellular decline and organ dysfunction From Rare Diseases to Aging - Related Conditions Mitochondrial defects, seen in genetic mitochondrial diseases, also play critical roles in neurodegeneration, muscle weakness, metabolic disorders, anemia and immune system decline associated with Aging Minovia’s Approach: Restoring Core Mitochondrial Function Clinical - Stage Mitochondrial Technology with demonstrated efficacy in rare mitochondrial diseases Novel Blood Mitochondrial Biomarkers that enable early detection and tracking of mitochondrial health Longevity & Regenerative Medicine Platform of mitochondrial restoration for healthy lifespan extension Lopez - Otin 2016 Cell; Huanzheng 2019 Cells

CONFIDENTIAL AND PROPRIETARY The trigger for life creation ~1.5 Billion years ago: Mitochondrial transfer Life Aging Longevity We are not just treating symptoms — we are restoring life at the cellular level Mitochondrial Augmentation Unlocks Healthspan MAT

CONFIDENTIAL AND PROPRIETARY A Scientific Breakthrough: Minovia’s Mitochondrial Augmentation Technology (MAT) For decades, scientists believed that mitochondria were static, confined to the cells they originated in. Minovia has shattered that assumption Minovia Invented a Process of Mitochondrial Transfer into Stem Cells Demonstrated in Leading Scientific Research: First observed in Clark & Shay (Nature, 1982); Further validated by King & Attardi (Cell, 1988); recently published by Jacoby and Minovia Nat Regen Med 2021 How It Works: Mitochondria Enter Cells → Healthy mitochondria naturally integrate into recipient cells Mitochondrial Quality Control renewed → Damaged mitochondria are replenished with healthy mitochondria Restore Cellular Energy & Function → Cells regain their ability to produce energy, combat stress, and sustain normal function Enable Mitochondrial Transfer Between Cells → Healthy mitochondria propagate, spreading their benefits across tissues Minovia’s Breakthrough A proprietary process to harness natural mitochondrial transfer, creating a scalable, regulatory - backed therapy to restore function in mitochondrial diseases and aging - related dysfunction

CONFIDENTIAL AND PROPRIETARY Minovia Mitochondrial Augmentation Technology Science - Based Benefits Validated Clinical Safety and efficacy Strict Manufacturing Standards Patient Value Proposition Exosomes Stem cells Risks from Non - Standardized Delivery and Data Lack of True Evidence of Beneficial Effects Unclear Material Origin and Supply Longevity Leader with Differentiated Value Mitochondrial Augmentation Technology aims to provide excessive value to patients, backed by strong scientific and clinical foundations

CONFIDENTIAL AND PROPRIETARY A Breakthrough Pathway: From Rare Diseases to Aging Minovia’s approach is not just another anti - aging theory — it’s a regulatory - backed, science - driven strategy to redefine aging as a treatable condition Aging affects every one of us — and at its core, it is driven by mitochondrial dysfunction. As we age, our mitochondria deteriorate, leading to cellular decline, loss of function, and age - related diseases MitoIndex (ATP relative to mtDNA copies) 25… 2… 15… 1… 5… 0… You… Old PMD Minovia is solving this problem. x Proven Strategy: Establish safety and efficacy by first targeting genetic Primary Mitochondrial Diseases (PMD) x Regulatory Pathway: Expand to age - related mitochondrial dysfunction as mitochondrial therapy is approved x Scientific Validation: Prove, using novel biomarkers, that aging is, at its core, a mitochondrial disease MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov

CONFIDENTIAL AND PROPRIETARY Mitochondrial Augmentation Technology: The Solution

CONFIDENTIAL AND PROPRIETARY The Mitochondria: Powerful Organelles Critical for cellular metabolism, biosynthesis, and homeostasis Mitochondrial DNA Mitochondria Age - related mitochondrial damage follows a similar pattern, leading to: Brain decline → Neurodegeneration, cognitive impairment (Alzheimer’s, Parkinson’s) Muscle weakness → Frailty, sarcopenia, loss of mobility Heart dysfunction → Cardiovascular disease, heart failure Blood and Immune system failure → Anemia, infections, slower healing Metabolic disorders → Type 2 diabetes, fatty liver disease Mitochondria are the powerhouses of life — fuelling every cell, tissue, and organ in the body. When mitochondria fail, every organ system suffers. Genetic mitochondrial diseases provide a clear model of what happens when mitochondrial function breaks down — offering a window into the aging process itself Cell Monzel, Nat Met 2023; Suomalainen mitochondrion 2018; Tyynismaa EMBO Reports 2009; Srivastave, Genes 2017

Lead Product MNV-201: Autologous Stem Cells Enriched with Allogeneic Placental Mitochondria

A first-in-class mitochondrial therapy designed to restore cellular function

Key Advantages:

- ✓ **Highly Scalable Manufacturing** → Designed for efficient, large-scale production
- ✓ **Minimally Invasive & Streamlined Process** → Rapid **vein-to-vein** delivery within 72 hours
- ✓ **Proven Safety Profile** → No conditioning required, reducing patient risk



M
Allogeneic Mitochondria from cryo-bank (DS)
Q
Proprietary qualification analytical methods
~72 hours vein-to-vein
24h process
1
HSCs mobilization and apheresis
2
Proprietary augmentation process
3
MNV-201 (DP)
4
IV injection

HSCs: Hematopoietic stem cells; DS: Drug Substance; DP: Drug Product: IV: intra-Venus

MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov

CONFIDENTIAL AND PROPRIETARY Pearson’s Syndrome Ultra rare lethal pediatric disease caused by deletions of mtDNA, affecting HSPCs in the bone marrow Stage: Clinical PhII (IND) Next readout: 06/25 100 - 400 Classical regulatory approval path (FDA); Accelerated for rare diseases Pediatric Adult From Rare Disease to Longevity: The Path to Develop Therapies for Healthy Aging Minovia is pursuing a strategic, regulatory - backed approach that begins with rare genetic mitochondrial diseases and expands to broader aging - related conditions Low Risk Myelodysplastic Syndrome (MDS) Anemia and Blood transfusion dependent; poor QoL Stage: Clinical PhIb (IND) Next readout: 06/25 70,000 Scientific and clinical evidence - based regenerative medicine for extending healthy lifespan Adult Entire aging population Rejuvenating blood and immune system with healthy and functional mitochondria; restoring multi - organ function Based on the clinical evidence obtained from the FDA programs World populations MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov Pitceathly RD, Rahman S, Hanna MG (2012 Neuromuscul Disord David P. Steensma, MD., Mayo Clin Proc. 2015;90(7):969 - 983

CONFIDENTIAL AND PROPRIETARY Competitive Landscape: Key Players Minovia is the first clinical - stage company in the emerging mitochondrial transplantation field Therapeutic mitochondrial transplant to compromised cells Mitochondria complex with scFv against cancer & cell therapy with mitochondria - enriched PMBC / NK cells Functional mitochondria as therapeutic agents Autologous mitochondria - replaced T cells as cell therapy Pre - Clinical Mitochondrial Transplantation Companies Minovia’s unique value proposition As the first company, Minovia controls the IP related to mitochondrial transplantation; the MAT platform is safe and scalable relative to other players Minovia Clinicaltrials.gov

CONFIDENTIAL AND PROPRIETARY Successful Mitochondrial Company Reata develops therapies for rare mitochondrial diseases. Lead product approved by FDA for Friederich Ataxia. Acquired by Biogen In 2023 for $6.5B Genetic Diseases Pre - clinical stage biotech company aiming to reverse aging and rejuvenate cells. No drug targets announced yet. Latest valuation was $6.33B (2024) Aging Company Commercial and Clinical stage biotech with several programs in genetic diseases $ 6 . 12 B Market Cap Rare Genetic Diseases Clinical stage gene editing company with several programs in rare genetic diseases. $2.36B Market Cap Minovia’s highly scalable and cost - efficient platform could address multiple diseases in parallel , both rare and common Minovia’s MAT platform was designed to be safe by overcoming major limitations of genetic therapies; this allows multiple treatments which boosts the financing model Minovia is in clinical stage with accelerated approval path in rare diseases and immediate longevity market opportunity Minovia does not require gene editing disease - specific tools, making our therapy safe and applicable for multiple diseases Gene and Cell Therapy, Aging and Mitochondria The advantages of Minovia’s technology over multi - billion $ companies Davies, Human Reproduction, 2019

CONFIDENTIAL AND PROPRIETARY Revolutionizing Longevity

CONFIDENTIAL AND PROPRIETARY Mitochondrial Dysfunction: The Root Cause of Multi - Organ Decline Genetic Mitochondrial Diseases are the best models to study aging Neurodegeneration Stroke Demyelination Epilepsy Ataxia Parkinsonism Migraines Cognitive decline Psychiatric symptoms Liver disease Muscle weakness Cramps Exercise fatigue Sensory or motor neuropathies Visual impairment (retinitis pigmentosa, optic neuropathy and cataracts) Hearing deficit Cardiomyopathy Conduction defects Kidney insufficiency Diabetes Malabsorption Infertility Premature menopause Anaemia Immunological defects Lactacidaemia Suomalainen 2017, Nature Reviews MCB University of Helsinky

CONFIDENTIAL AND PROPRIETARY Breakthrough in Healthy Aging: Mitochondrial Therapy Reverses Aged Mouse Kidney Phenotype Aged mice received single MAT administration and showed “younger” kidney phenotype after 1 month MAT Increases Mitochondrial Gene Expression in Aged Mouse Kidney MAT Induces ‘Younger” Gene Expression Profile in Aged Mouse Kidney Minovia’s MAT demonstrated strong preclinical proof of concept for its potential in healthy aging and longevity applications. Key Findings from Aged Kidney Model : x Increased Mitochondrial Gene Expression → Boosting cellular energy production x Younger Gene Expression Profile → Aged kidneys shifted toward a more youthful, healthier phenotype after a single treatment x Evidence of Reversal of Aging Markers → Improved mitochondrial activity and metabolic function, key drivers of age - related kidney decline Min - Jee, Molecular Sciences, 2023

CONFIDENTIAL AND PROPRIETARY Mitochondrial Therapy Rejuvenates Mobility & Function in Aged Mice Preclinical data shows locomotor and walking improvements in aged mouse model 3 - 0 1 - 0 10 30 50 70 Center Duration after 3 Months ]% Change from baseline [ MNV - BM - PLC BM Ve h ic le ** * Improved Locomotor Skills After MAT - Treatment in Aged Mice Open Field Test (Locomotor, Exploration, Anxiety) Walking Distance MAT also demonstrated significant improvements in physical function and locomotor activity in aged mice. Key Findings from the Aged Mouse Model: x Improved Locomotor Skills → MAT - treated aged mice showed enhanced movement, coordination, and endurance, reversing age - related decline x Increased Walking Distance & Activity Levels → Greater mobility and exploratory behaviour, indicating restored muscle function and energy metabolism x Restoration of Mitochondrial Function → Reversed aging - associated declines in mitochondrial efficiency, supporting long - term cellular health and regeneration. Breakthrough Potential in Longevity Medicine → MAT could be applied to prevent frailty, improve mobility, and enhance overall vitality in aging populations Houtkooper, Scientific Reports, 2011

CONFIDENTIAL AND PROPRIETARY EEG 3 months before MAT treatment EEG 4 months following a single MAT treatment Mitochondrial augmentation improves brain disease outcomes 14 - year old female suffered severe epilepsy and stroke - like episodes that completely resolved starting 4 months after treatment Brain Muscle Mitochondrial augmentation improves muscle function MAT improved Pearson Syndrome muscle strength and activity measures 5 months after treatment Demonstrated Impact Across Organ Systems With 1 st generation product MNV - 101 Compassionate use case Jacoby and Minovia, STM, 2022 MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov

CONFIDENTIAL AND PROPRIETARY Mitochondrial augmentation prevents kidney deterioration Renal function stabilized in a Pearson’s patient up to 24 months after treatment Kidney Blood Mitochondrial augmentation improves anemia and prevents blood transfusions 69 years old MDS patient with prior treatment of erythropoietin and luspatercept increased hemoglobin by nearly 100% and reduced need for blood transfusions after mitochondrial augmentation 0 1 2 3 4 12 11 10 9 8 7 6 5 Blood Transfusions HGB (g/dL) Epo Luspatercept MNV - 201 2023 2024 2025 Demonstrated Impact Across Organ Systems With MNV - 101 and MNV - 201 MNV - 101 Jacoby and Minovia, STM, 2022 MAT is an investigational therapy that is undergoing clinical study to verify its safety and effectiveness. Additional information can be found on ClinicalTrials.gov

CONFIDENTIAL AND PROPRIETARY MNV - 201 Clinical Programs: Advancing Mitochondrial Therapy with Strong Safety Profile Three Clinical Programs; so far high safety profile with no drug - product related adverse events reported, no anti - mitochondrial antibodies detected in blood Phase II in Pearson Syndrome ▪ Started as Phase II trial in Israel, 4 of 6 patients dosed ▪ preliminary safety and efficacy observed with improved growth and quality of life ▪ Mitochondrial blood biomarkers analysis ongoing ▪ Successful preIND with FDA; IND approved March 2025 ▪ Fast Track Designation granted; Ongoing discussions with FDA regarding pivotal trial design Phase Ib in low - risk Myelodysplastic Syndrome ▪ Under IND (FDA and Israeli Ministry of Health), 4 of 9 patients dosed including re - dosing of one patient ▪ preliminary safety and efficacy demonstrated Compassionate use program in Kearns Sayre Syndrome and Leigh Syndrome (neurological): ▪ 3 patients dosed; 1 year follow up analysis on going ▪ Clinical improvement observed in 2 patients so far Key Safety & Clinical Findings: x No Drug - Product Related Adverse Events → MNV - 201 has been well - tolerated across all trials x No Anti - Mitochondrial Antibodies Detected → indicates long - term safety and immune compatibility x Encouraging Early Efficacy Signals → Improvements in key biomarkers and patient outcomes observed

CONFIDENTIAL AND PROPRIETARY Expanding from Rare Diseases to the Multi - Billion Dollar Longevity Market We believe Minovia’s Mitochondrial Augmentation Technology (MAT) is not just a breakthrough for rare diseases — it is the foundation for a highly scalable, profitable longevity business. We are strategically launching into the rapidly growing longevity and wellness market while we continue advancing through FDA and regulatory pathways: ▪ Launching a premium longevity offering based on scientifically validated mitochondrial health restoration ▪ Partnering with leading longevity and wellness - focused businesses to deliver MAT - based therapies globally ▪ Providing Mitochondrial Health Assessments & Treatments through a recurring revenue - share model , ensuring sustainable and scalable long - term income ▪ Leveraging exclusive partnerships with investors to open high - end longevity centers internationally A Multi - Billion Dollar Market Opportunity → Longevity and wellness is a $1 trillion+ industry , and MAT is the first clinical science - backed mitochondrial transplantation therapy in this space Longevity Biotech Market Report, [2025 - 2033]

CONFIDENTIAL AND PROPRIETARY The Path Forward

CONFIDENTIAL AND PROPRIETARY FDA Interactions: Advancing Towards Approval with Minovia’s Mitochondrial Therapy Minovia is aiming to establish a clear and efficient FDA regulatory path for its groundbreaking Mitochondrial Augmentation Technology (MAT). Recent interactions confirm strong regulatory alignment and a streamlined approval process for our lead therapy, MNV - 201. Key FDA Takeaways & Agreements: x Single Trial Could Support Approval → Due to the rarity and severity of Pearson Syndrome, the FDA has indicated that a single pivotal trial with small number of patients may be sufficient for approval x No Placebo - Controlled trial required → Given ethical considerations, the FDA accepts an external natural history group or a within - subject control design, provided an objective primary endpoint is selected x Objective Endpoint Selection → Based on FDA feedback, growth metrics and anemia correction have been suggested as primary efficacy endpoints, ensuring a clear path to demonstrating clinical benefit x Manufacturing & Clinical Readiness → In its latest interaction (Feb 6), the FDA agreed to all of Minovia’s proposed CMC, preclinical, and clinical trial plans, ensuring a smooth transition to pivotal studies Next Steps Towards Approval: Accelerated regulatory Submission for MNV - 201 in Pearson Syndrome (FTD, ODD) Finalizing Pivotal Trial Design & Site Selection (Dec 2025) Advancing Regulatory Interactions for Accelerated Approval Pathways

CONFIDENTIAL AND PROPRIETARY Strong Partnerships Built Globally Accelerating success with global academic and medical partnerships, working with patient advocacy groups and cell therapy experts Clinical sites Academic collaborations Patient Advocacy Groups Funding

CONFIDENTIAL AND PROPRIETARY Future MAT Applications Mitochondrial augmentation can support various applications in both rare and common diseases with high unmet need, offering a broad range of partnership opportunities. Chronic and age - related diseases • Pre - clinical and clinical PoC for renal diseases • Pre - clinical PoC for improved aging phenotypes and healthy lifespan • Novel use of mitochondria as enzyme replacement therapy (MERT) • In vitro and in - vivo PoC achieved; collaboration with MSK • Low Risk MDS Phase 1b IND allowed; ongoing trial • Safety and efficacy demonstrated Bone marrow failure disorders • Clinical PoC achieved • Orphan indications • Fast path to registration for Pearson’s Syndrome; PRV eligible • Novel blood biomarkers developed and clinically tested • Clear path to indication expansion to other primary mitochondrial genetic diseases (KSS, Leigh, MELAS, MERRF) Mitochondrial genetic diseases

CONFIDENTIAL AND PROPRIETARY 2025 - 2027 Upcoming Milestones 2025: Clinical trial interim results (safety, efficacy and biomarkers feasibility) in Pearson, MDS and KSS 2025 : Phase III CMC/GMP readiness: US Phase III manufacturing site established and tech transfer completed 2026 : MDS Phase 1b final readout; phase 2 trial design and clinical sites set - up 2026 - 2027: Pearson pivotal study; preparations for BLA and Priority Review Voucher (2028); MDS Phase 2 trial 2025 : Biomarker analysis in PMDs and selection of additional PMD indication for MNV - 201 2025 : IND for MNV - 201 in Pearson Syndrome; FDA alignment on Pivotal trial design Fast Track and Orphan Drug Designations 2026 : Launching MAT for longevity in Asia; partnership with wellness and longevity clinics globally

CONFIDENTIAL AND PROPRIETARY Minovia Aims to go Public Through a SPAC Merger Business combination with Launch One Acquisition Corp. (NASD: LPAA) will provide access to public capital • LPAA is a $230M SPAC designed to merge with promising, private biotechnology companies (a portion of which may be available to the target company ) • LPAA has executed a Business Combination Agreement to merge with Minovia at a $180M valuation • The board and management of LPAA are seasoned life sciences investors and operators with a proven track record of success, not only in venture capital investing, but, specifically in SPACs • Locust Walk Acquisition Corp – eFFECTOR (NASD: EFTR) • Phoenix Biotech Acquisition Corp – CERo (NASD: CERO) • Newcourt Acquisition Corp – Psyence (NASD: PBM) • The founders and advisors to LPAA have successfully completed 8 SPAC mergers • With $25M in net proceeds over the next 24 months, we believe Minovia should be able to achieve value - creating milestones to create shareholder value

CONFIDENTIAL AND PROPRIETARY Use of Proceeds $25M in capital will enable Minovia to launch US operations, start pivotal trial for MNV - 201 in Pearson’s Syndrome, a phase II in MDS and launch a differentiated wellness offering Total Capital Need to Reach Milestones MNV - 201 in Pearson Syndrome MNV - 201 in Low Risk MDS ~$25M Phase 2 6 patients IND for Pivotal trial Pivotal Trial BLA US sites ready Phase 2, multi center Total Capital Raised To - Date ~$50M , including ~$33M in equity (private investors) and $20M in non - dilutive strategic R&D collaboration with Astellas Pharma $12M $13M IND Prep for Phase 2 Phase 1b (9 patients) 1H 28 2H 27 1H 27 2H 26 1H 26 2H 25 In parallel, Minovia aims to establish a rapidly growing and profitable business of healthy lifespan, longevity, and wellness with selected partners

CONFIDENTIAL AND PROPRIETARY Join The Mitochondrial Revolution! Contact: natalie@minoviatx.c om +972 - 545833727

CONFIDENTIAL AND PROPRIETARY Appendix

CONFIDENTIAL AND PROPRIETARY Mitochondria in the News! Mitochondrial Dysfunction Is a Bit of a Fad | Office for Science and Society - McGill University Mitochondria transplants could cure diseases and lengthen lives • Kids with rare diseases get mitochondria from their mothers | STAT • Mitochondrial augmentation of hematopoietic stem cells in children with single large - scale mitochondrial DNA deletion syndromes | Science Translational Medicine • Mitochondrial augmentation of CD34+ cells from healthy donors and patients with mitochondrial DNA disorders confers functional benefit | npj Regenerative Medicine • Promising Results for Kearns - Sayre Syndrome of First in Man Treatment by d41586 - 025 - 01064 - 5.pdf Mitochondrial Augmentation Therapy (457) | Neurology The All In Podcast (Mitochondria are in 1:26) Trump vs Harvard, Nvidia export controls, how DEI killed Hollywood with Tim Dillon - All - In with Chamath, Jason, Sacks & Friedberg | Podcast on Spotify Mitochondria on the Move/Nature Get Ready to Hear a Lot More About Your Mitochondria - The Atlantic